Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

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In connection with the filing by Industrial Logistics Properties Trust (the “Company”) of the Quarterly Report on Form 10-Q for the period ended March 31, 2026 (the “Report”), each of the undersigned hereby certifies, to the best of her knowledge:
1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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/s/ Yael Duffy	/s/ Tiffany R. Sy
Yael Duffy	Tiffany R. Sy
President and Chief Executive Officer	Chief Financial Officer and Treasurer

Date: April 29, 2026